UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

EIGHTCO HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Eightco Holdings Inc.

909 New Brunswick Avenue

Phillipsburg, NJ 08865.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 28, 2023

November 6, 2023

Dear Stockholder,

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Eightco Holdings Inc., a Delaware corporation (the “Company”) to be held on December 28, 2023, at 10:00 a.m., Eastern Time, in virtual-only format at www.virtualshareholdermeeting.com/OCTO2023.

The attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement (the “Proxy Statement”) describe the business we will conduct at the Annual Meeting and provide information about us that you should consider when you vote your shares.

At the Annual Meeting, we will ask stockholders to:

(1) elect Brian McFadden as a Class I member of the Company’s Board of Directors, to serve until the 2026 annual meeting of stockholders or until the appointment, election, and qualification of his successor;

(2) ratify the selection of Morison Cogen LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023;

(3) approve, on an advisory basis, the compensation of our named executive officers as set forth in the Proxy Statement;

(4) approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation; and

(5) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends a vote of every “Three Years” for the approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation, and a vote of “For” in all such other matters considered at the Annual Meeting.

We hope you will be able to attend the Annual Meeting. When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,
/s/ Kevin O’Donnell Kevin O’Donnell
Corporate Secretary

Eightco Holdings Inc.

909 New Brunswick Avenue

Phillipsburg, NJ 08865

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ANNUAL Meeting Date: December 28, 2023

To the Stockholders:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Eightco Holdings Inc., a Delaware corporation (the “Company”), will be held on December 28, 2023, at 10:00 a.m., Eastern Time, in virtual-only format at www.virtualshareholdermeeting.com/OCTO2023 for the following purposes:

(1) to elect Brian McFadden as a Class I member of the Company’s Board of Directors (the “Board”), to serve until the 2026 annual meeting of stockholders or until the appointment, election, and qualification of his successor;

(2) to ratify the selection of Morison Cogen LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023;

(3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the accompanying proxy statement (the “Proxy Statement”);

(4) to approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation; and

(5) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items are more fully described in the accompanying proxy statement (the “Proxy Statement”), which forms a part of this Notice of Annual Meeting of Stockholders. As of the date of the Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in the Proxy Statement.

The Annual Meeting will be conducted in a virtual-only format. The Board believes that a virtual meeting will enable increased stockholder accessibility while allowing for meeting efficiency and reduced costs. You will be able to attend the Annual Meeting virtually, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OCTO2023. Details regarding how to attend the Annual Meeting online are more fully described in the accompanying Proxy Statement.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on November 3, 2023, the record date fixed by our Board for such purpose. A list of stockholders of record will be available at the Annual Meeting and during the ten days prior to the Annual Meeting at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your continued support of Eightco Holdings Inc. We look forward to seeing you at the Annual Meeting.

By Order of the Board,

/s/ Brian McFadden
Brian McFadden
President, Chief Executive Officer, and Director
Safe Harbor, Florida
November 6, 2023

November 6, 2023

Eightco Holdings Inc.

909 New Brunswick Avenue

Phillipsburg, NJ 08865

(888) 765-8933

PROXY STATEMENT

This proxy statement (the “Proxy Statement”), the attached Notice of Annual Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being mailed to stockholders of record on or about November 6, 2023 and are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Eightco Holdings Inc. (the “Company,” “we,” or “us”) for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on December 28, 2023, at 10:00 a.m., Eastern Time, in virtual-only format at www.virtualshareholdermeeting.com/OCTO2023, and at any adjournments or postponements thereof. Although not part of this Proxy Statement, we are also sending along with this Proxy Statement, our Annual Report on Form 10-K, which includes our financial statements and related notes thereto for the fiscal year ended December 31, 2022 (the “2022 Annual Report”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 28, 2023.

This Proxy Statement and our 2022 Annual Report are available for viewing, printing and downloading at www.8co.holdings.

Additionally, you can find a copy of our 2022 Annual Report on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.8co.holdings  . You may also obtain a printed copy of our 2022 Annual Report, free of charge, from us by sending a written request to: Attention: Secretary, Eightco Holdings Inc.,

909 New Brunswick Avenue, Phillipsburg, NJ 08865. Exhibits to the 2022 Annual Report will be provided upon written request and payment of an appropriate processing fee.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is a person you appoint to vote on your behalf. The Board has appointed Brian McFadden and Brett Vroman to serve as the proxies for the Annual Meeting. The proxies will vote on your behalf, and will have the authority to appoint substitutes to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your shares at the Annual Meeting.

What am I voting on?

At the Annual Meeting, you will be asked to act upon the matters outlined in the Notice, which include the following:

(1) the election of Brian McFadden as a Class I member of our Board, to serve until the 2026 annual meeting of stockholders or until the appointment, election, and qualification of his successor (“Proposal 1”);

(2) the ratification the selection of Morison Cogen LLP as our independent auditors for the fiscal year ending December 31, 2023 (“Proposal 2”);

(3) the approval, on an advisory basis, the compensation of our Named Executive Officers as set forth in this Proxy Statement (“Proposal 3”);

(4) the approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation (“Proposal 4”); and

(5) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What happens if additional matters are presented at the Annual Meeting?

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

Why is the Annual Meeting a virtual, online meeting?

The Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by Rules of Conduct and Procedures which will be available during the online meeting at www.virtualshareholdermeeting.com/OCTO2023. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and submit questions through the virtual meeting platform.

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How can I access the virtual Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting virtually, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OCTO2023. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Instructions on how to participate in and attend the Annual Meeting virtually via the Internet, including instructions on how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/OCTO2023.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only common stockholders of record as of the close of business on November 3, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 4,220,714 shares of our common stock, $0.001 par value per share (the “common stock”), were issued and outstanding. Each share of common stock outstanding as of the Record Date will be entitled to one vote, and stockholders may vote such shares by voting online at the Annual Meeting or by proxy.

What constitutes a quorum?

The holders of one-third of the voting power of the stock issued, outstanding and entitled to vote thereat, present in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting to determine whether a quorum has been established.

If a quorum is not present at the Annual Meeting, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to a later date or dates, without notice other than announcement at the Annual Meeting, until a quorum is present. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.

How do I vote?

The proxy is solicited by the Board and is revocable by you any time before it is voted. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote online at the Annual Meeting, although the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting and voting by ballot. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withhold with respect to Proposal 1, voted for, against, or abstain with respect to Proposal 2 and Proposal 3, and voted every “one year,” “two years,” or “three years” with respect to Proposal 4. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our transfer agent, Nevada Agency and Transfer Company, or you have stock certificates registered in your name, you may vote:

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

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By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/OCTO2023.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on December 27, 2023.

What if I change my mind after I return my proxy card?

Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting and voting by ballot. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Nevada Agency and Transfer Company, our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner of your shares, you must provide the bank, broker, or other holder of record with instructions on how to vote your shares, and can do so as follows:

By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/OCTO2023.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter, or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”), which are also applicable to Nasdaq-listed companies, that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Only Proposal 2 is considered a “routine matter.” Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposal 1, Proposal 3 or Proposal 4, no votes will be cast on such proposals on your behalf. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for any proposal.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the rules of the NYSE, only Proposal 2 is considered a “routine” matter. Accordingly, brokers will not have such discretionary authority to vote your unvoted shares on Proposal 1, Proposal 3 or Proposal 4 at the Annual Meeting without receiving instructions from you. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for any proposal.

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How are abstentions and broker non-votes treated for purposes of the Annual Meeting?

The holders of one-third of the voting power of the stock issued, outstanding and entitled to vote thereat, present in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on Proposal 2 even if it does not receive instructions from you. Accordingly, we encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal?

The following sets forth the vote required to approve the proposals and how votes are counted:

Proposal 1: Election of Class I Director

The affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to elect Brian McFadden, the director nominee, as a Class I member of our Board for a term ending at the 2026 annual meeting of stockholders or the appointment, election, and qualification of his successor. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 1. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the same effect as an “AGAINST” vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 2. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Morison Cogen LLP as our independent registered public accounting firm for the year ending December 31, 2023, the audit committee of our Board will reconsider its selection.

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Proposal 3: Approval, on an advisory basis, of the compensation of our Named Executive Officers as set forth in this Proxy Statement

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers (as defined herein) as set forth in this Proxy Statement. Abstentions will have the same effect as an “AGAINST” vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 3. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote. The vote on Proposal 3 is a non-binding advisory vote.

Proposal 4: Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation

The alternative among one year, two years, or three years that receives the highest number of votes from the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 4. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. The vote on Proposal 4 is a non-binding advisory vote.

If you hold your shares in street name, it is critical that you cast your vote for Proposal 1, Proposal 3 and Proposal 4. Your bank, broker, or other holder of record only has discretionary authority to vote any uninstructed shares Proposal 2.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may select a substitute nominee. If you have completed, signed and returned your proxy card, the proxy can vote your shares for the substitute nominee.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Who is being nominated for director?

The Class I director candidate nominated for election at the Annual Meeting is Mr. Brian McFadden.

Why are the compensation proposal (Proposal 3) and the frequency proposal (Proposal 4) being included among the items to be considered at the Annual Meeting?

We have included the compensation proposal (Proposal 3) and the frequency proposal (Proposal 4) among the items to be considered at the Annual Meeting in order to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act.

Who is our independent registered public accounting firm and will they be represented at the Annual Meeting?

Morison Cogen LLP is expected to serve as our independent registered public accounting firm auditing and reporting on our financial statements for the year ended December 31, 2023. We do not expect that representatives of Morison Cogen LLP will be present at the Annual Meeting.

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Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days following the date of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amendment to the initial Form 8-K to disclose the final voting results within four business days after such final voting results are known.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matter to be voted on at the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Our Board is making this solicitation of proxies for the Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy, and the cost of hosting the virtual Annual Meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by our directors, officers, employees or agents. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

We have engaged Broadridge to host the virtual Annual Meeting and manage the production and distribution of this Proxy Statement. We expect to pay Broadridge approximately $104,000 for their services.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of the proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy materials in the future, he or she may contact us by sending a request to our Secretary at Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address set forth above.

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May I access and receive proxy materials electronically?

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by visiting www.virtualshareholdermeeting.com/OCTO2023, accessing your account information and following the instructions provided.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, on the day of the Annual Meeting, beginning at 10:00 a.m. Eastern Time on December 28, 2023, you may log into the virtual meeting platform and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be available during the online meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Annual Meeting after the meeting. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at (617) 819-1289.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have further questions, or need additional materials, please feel free to contact our Secretary at Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865.

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CORPORATE GOVERNANCE

Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”) and conducts its business through meetings of the Board and three standing committees: the audit committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”) and the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

Our Board evaluates our corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of our current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under the heading “Communications with the Board” below.

Classified Board of Directors

In accordance with our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Bylaws (the “Bylaws”), our Board is divided into three classes with staggered, three year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our directors are divided among the three classes as follows:

●	the Class I director is Brian McFadden, and his term expires at the Annual Meeting;

●	the Class II directors are Frank Jennings and Kevin O’Donnell, and their terms will expire at our 2024 annual meeting of stockholders; and

●	the Class III directors are Louis Foreman and Mary Ann Halford, and their terms will expire at the 2025 annual meeting of stockholders.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors constituting the entire Board. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our directors may be removed only for cause by the affirmative vote of the holders of at least a majority of our outstanding voting stock entitled to vote in the election of directors.

Director Independence

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board of directors intends to affirmatively determine that Frank Jennings, Louis Foreman, and Mary Ann Halford qualify as independent directors in accordance with the Nasdaq listing rules.

Board Committees and Meetings

Our Board directs the management of our business and affairs, as provided by the DGCL, and conducts its business through meetings of the Board and standing committees. We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

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Audit Committee

Pursuant to its charter, the primary responsibilities and functions of the Audit Committee are, among other things, to:

●	appoint, compensate, and oversee the work of any independent auditor;

●	resolve any disagreements between management and the independent auditor regarding financial reporting;

●	pre-approve all audit and permitted non-audit services by the independent auditor;

●	retain independent counsel, accountants, or other advisors or consultants to advise and assist the Audit Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board, and determine the appropriate compensation for any such advisors or consultants retained by the Audit Committee;

●	seek any information it requires from employees of the Company or any direct or indirect subsidiary of the Company, all of whom are directed to cooperate with the Audit Committee’s requests, or external parties;

●	meet with any officer or employee of the Company (or any subsidiary), the independent auditor or outside counsel, as necessary, or request that any such persons meet with any members of, or advisors or consultants to, the Audit Committee; and

●	oversee that management has established and maintained processes to assure compliance by the Company with applicable laws, regulations and corporate policy.

The Audit Committee held 3 meetings in 2022. Our Audit Committee consists of Mr. Jennings, Ms. Halford and Mr. Foreman, with Mr. Foreman serving as chair. Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Nasdaq Capital Market (“Nasdaq”) require that our Audit Committee be composed entirely of independent members. Our Board has affirmatively determined Mr. Jennings, Ms. Halford and Mr. Foreman each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Mr. Foreman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee. The complete text of the Audit Committee’s current charter is available on our website at www.8co.holdings.

Compensation Committee

Our Compensation Committee has overall responsibility for reviewing and recommending to the Board the compensation of the Company’s Chief Executive Officer and the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations will be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

The Compensation Committee held 4 meetings in 2022. Our Compensation Committee consists of Mr. Jennings, Ms. Halford and Mr. Foreman with Mr. Jennings serving as chair. Our Board has affirmatively determined that Mr. Jennings, Ms. Halford and Mr. Foreman each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board has adopted a written charter for the Compensation Committee. The complete text of the Compensation Committee’s current charter is available on our website at www.8co.holdings.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the Board by identifying qualified candidates for director, and recommending to the Board the director nominees for the next annual meeting of shareholders;

●	leading the Board in its annual review of the Board’s performance;

●	recommending to the Board director nominees for each Board committee; and

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters.

The Nominating and Corporate Governance Committee did not hold any meetings in 2022. Our Nominating and Corporate Governance Committee consists of Mr. Jennings, Ms. Halford and Mr. Foreman, with Mr. Jennings serving as chair. Our Board has affirmatively determined Mr. Jennings, Ms. Halford and Mr. Foreman each meet the definition of “independent director” under the Nasdaq rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. The complete text of the Nominating and Corporate Governance Committee’s current charter is available on our website at www.8co.holdings.

Director Nominations Process

Each year the Board is expected to nominate a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations.

Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board is expected to have overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is expected to be supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Audit Committee is responsible for reviewing and discussing with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies and programs with respect to risk management and risk assessment and inquire about risks or exposures facing the Company.

The Compensation Committee is responsible for reviewing all of the Company’s compensation policies and practices for all employees to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee is responsible for overseeing the process of succession planning for the Chief Executive Officer and, as warranted, other senior officers of the Company.

In addition, the Board will be presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management will provide more frequent, informal communications to the Board between regularly scheduled meetings which will be designed to give the Board regular updates about our business. The Board will consider this information and will provide feedback, will make recommendations, and, as appropriate, will authorize or direct management to address particular exposures to risk.

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Compensation Committee Interlocks and Insider Participation

Mr. Jennings, Ms. Halford and Mr. Foreman comprise our Compensation Committee. None of these individuals have any material contractual or other relationships with our company except as directors. None of our executive officers served on the compensation committee or Board of any entity whose executive officers will serve as a member of our Board or our Compensation Committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics, our Corporate Code of Conduct and Ethics and Whistleblower Policy (the “Code of Ethics”) covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The complete text of the Code of Ethics is available on our website at www.8co.holdings. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The information contained in, or accessible through, our website does not constitute a part of this Proxy Statement. We have included our website address in this Proxy Statement solely as an inactive textual reference.

Anti-Hedging Policy

Our Board adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers, and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers, and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Policy Governing Director Attendance at Annual Meetings

The Company encourages and expects all of its directors to virtually attend the Annual Meeting. During the fiscal year ended December 31, 2022, there were 24 meetings of the Board. Each member of our Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Family Relationships

There are no family relationships among any of our executive officers or directors.

Policies Governing Director Nominations

Securityholder Recommendations

Our Bylaws provide that nominations of any person for election to the Board at an annual meeting may be made at such meeting by a stockholder present in person virtually (A) who was a record owner of shares of the Company both at the time of giving the notice provided for in the Bylaws and on the Record Date, and (B) has complied with the Bylaws as to such notice and nomination.

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All stockholder recommendations for director candidates must be submitted to our Secretary at Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865, who will forward all recommendations to the Nominating and Corporate Governance Committee. All stockholder recommendations for director candidates for the 2024 annual meeting of stockholders must be submitted to our Secretary on or before September 22, 2024, and must include the following information:

●	the name, age, business address and residence address of the nominee;

●	the principal occupation or employment of the nominee;

●	the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

●	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;

●	a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board;

●	a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders; and

●	any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be).

Board Leadership Structure

Our Board is not expected to have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that it is currently in the best interest of our stockholders that the role of Chairman be held by Kevin O’Donnell.

The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time.

Lead Independent Director

Under our Corporate Governance Guidelines, if the Chairman of the Board is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director. Given that our Chairman will not be an independent director, our independent directors have appointed Frank Jennings as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the Board and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman of the Board; and (v) be available for consultation and communication if requested by stockholders.

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Communications with the Board

Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at 909 New Brunswick Avenue, Phillipsburg, NJ 08865, Attention: Office of the Secretary or by email at investors@8co.holdings. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees will be forwarded to the Chairman of the Board. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate executive officer or employee.

We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).

Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no legal proceedings or claims asserted against the Company or its subsidiaries.

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DIRECTORS AND EXECUTIVE OFFICERS

We have one Class I director with a term expiring at the Annual Meeting: Brian McFadden. Our Board has nominated Brian McFadden to serve as a Class I member of our Board until the 2026 annual meeting of stockholders or until the appointment, election, and qualification of his successor.

Information Regarding the Directors and Executive Officers

The following table sets forth, as of the date of this Proxy Statement, certain information regarding our current executive officers and directors who are responsible for overseeing the management of our business.

Name	Age	Position
Executive Officers and Directors:

Brian McFadden	38	President and Chief Executive Officer, Director

Brett Vroman.	43	Chief Financial Officer

Kevin O’Donnell	48	Chairman

Frank Jennings(1)(2)(3)	53	Director

Louis Foreman (1)(2)(3)	55	Director

Mary Ann Halford (1)(2)(3)	65	Director

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Nominating and Corporate Governance Committee.

Executive Officer and Director Biographies

Information concerning our directors and director nominee is set forth below. The biographical description of each director and director nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director.

Brian McFadden. Mr. McFadden has served as a member of the Board since October 13, 2021. Mr. McFadden also serves as President and Chief Executive Officer of the Company. Mr. McFadden previously served as the Chief Strategy Officer for Vinco Ventures, Inc. (“Vinco”). A serial entrepreneur himself, Mr. McFadden is charged with identifying and targeting company acquisitions to ensure long-term growth and scale. Mr. McFadden served as a Managing Member of MAC Capital Holdings, a marketing and consulting firm, from 2019 to 2020, and as President and Chief Executive Officer of Stealth Technologies Inc, a direct response distribution company, from 2012 to 2019. Mr. McFadden brings with him a wealth of knowledge in the media acquisitions, and consumer products markets. Mr. McFadden recently was involved in the acquisition and merger of a large social platform in the short form content space. A Hamilton College graduate, Mr. McFadden supports entrepreneurs in their early-stage growth efforts.

Brett Vroman Mr. Vroman has served as Chief Financial Officer since October 13, 2021. Mr. Vroman served as Vinco’s Chief Financial Officer from June 2019 to November 22, 2021, and previously served as its Controller from May 2018 through May 2019. From October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology, and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax, consulting. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania. Mr. Vroman brings to Tyde accounting and management experience.

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Kevin O’Donnell. Mr. O’Donnell has served as Chairman of the Board since October 15, 2021. Mr. O’Donnell founded Poptop Partners, LLC, a boutique operating and investment firm specializing in small to mid-market companies with an emphasis on the retail sector in April 2011 and continues to serve as its Managing Partner. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turn around management of mid-market companies. Mr. O’Donnell has been an early-stage investor in multiple industries including hospitality, beverage, cannabis, hemp and technology. Mr. O’Donnell has served or continues to serve on numerous private and public boards including but not limited to SRM Entertainment, Vinco, Lakeside Alternatives Hospital Foundation, and The University Club. Mr. O’Donnell will bring to Eightco close to 25 years of strategic corporate growth, financial structuring, leadership, and business development initiatives to emerging growth companies.

Frank Jennings. Mr. Jennings has served as a member of the Board since October 13, 2021. Since 2019, Mr. Jennings has served as the Chief Sales Officer at Castlight Health. From August 2014 to 2019, Mr. Jennings was employed as the Vice President of Sales, North America by Doctor on Demand, Inc., an innovative healthcare telemedicine provider. He currently serves as an advisor at Aptihealth and Covera Health and is on the board of directors for Vinco. Mr. Jennings is a co-founder of the CMK Foundation, a charitable organization which has been helping people in local communities since 2009. Mr. Jennings brings to Eightco 30 years of experience in business development and management of sales professionals in a variety of technology-adjacent industries.

Mary Ann Halford. Ms. Halford has served as a member of the Board since October 13, 2021. She is currently a Partner in the Telecommunications, Media, and Technology (“TMT”) strategy consultancy Altman Solon. Previously she was a Senior Advisor to OC&C Strategy Consultants from December 2017 to December 2020. From March 2012 to April 2017, Ms. Halford was both a Managing Director and then a Senior Managing Director in FTI Consulting’s TMT Group working both in NY and London. Ms. Halford built out the digital operations for ITN Networks from 2008 - 2009 and from 1997 through 2002, Ms. Halford built and developed the platform for the Fox International Channels Group. In addition, from 2007 through 2014, Ms. Halford served on the board of directors of Triton Digital. Ms. Halford received her Bachelor of Arts degree in Government and Economics from Georgetown University and her Master’s in Business Administration from Harvard University. Ms. Halford brings to Eightco over 30 years of experience as both an operator and consultant to the global media and entertainment industry.

Louis Foreman. Louis Foreman has served as a member of the Board since October 15, 2021. Mr. Foreman is the founder and Chief Executive of Enventys, an integrated product design and engineering firm. Over the past 34 years Louis has created 10 successful start-ups and has been directly responsible for the creation of over 20 others. In 2013, Mr. Foreman was appointed by the SBA Administrator to serve on the National SBDC Advisory Board until the end of 2022. In 2008, Mr. Foreman was appointed by United States Secretary of Commerce Carlos M. Gutierrez to serve for a three-year term on the nine-person Patent Public Advisory Committee (PPAC) of the United States Patent and Trademark Office. In 2011, he was appointed by Secretary Gary Locke to serve an additional three-year term. In addition to being an inventor, Mr. Foreman was the creator of the Emmy® Award winning PBS TV show, Everyday Edisons, and served as the Executive Producer and lead judge. Mr. Foreman currently serves as Chairman of the board of directors of the James Dyson Foundation, the Intellectual Property Owners Association (IPO), New Dominion Bank, The Federal Reserve Bank Industry Roundtable, Beyond Campus Innovations, Vinco, and the Intellectual Property Owners Educational Foundation (IPOEF). Mr. Foreman has a Bachelor of Arts degree in Economics from the University of Illinois. Mr. Foreman brings to Eightco significant experience with start-ups and knowledge of intellectual property matters.

Board Diversity

It is anticipated that we will seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our anticipated directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. It is anticipated that the assessment of prospective directors will be made in the context of the perceived needs of our Board from time to time.

We expect that all of our directors will be individuals of high character and integrity, able to work well with others, and committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each anticipated director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should serve as a director of our company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table and narrative disclosure sets forth information regarding all compensation awarded to, earned by, or paid to our Named Executive Officers, which consist of (a) any persons who served as our principal executive officer during any part of the year ended December 31, 2022; (b) each of our two most highly compensated executive officers other than our principal executive officer who served as executive officers at the end of the year ended December 31, 2022; and (c) up to two additional individuals for whom disclosure would have been provided under clause (b) but for the fact that the person was not serving as an executive officer at the end of the year ended December 31, 2022 (collectively, the “Named Executive Officers”).

Our “Named Executive Officers” for the year ended December 31, 2022, were (i) Brian McFadden, our Chief Executive Officer, (ii) Brett Vroman, our Chief Financial Officer, and (iii) Kevin O’Donnell, our Chairman of the Board.

The following table presents information regarding the total compensation incurred by Vinco for the years ended December 31, 2022 and 2021 of our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brian McFadden*	2022	248,846	-	44,000	-	-	292,846
Chief Operating Officer	2021	207,245	-	2,139,328	-	480,000	2,826,573

Brett Vroman**	2022	246,247	-	39,600	-	-	285,847
Chief Financial Officer	2021	246,247	-	1,819,173	-	480,000	2,545,420

Kevin O’Donnell***	2022	211,717	-	39,600	-	-	251,317
Executive Chairman	2021	40,000	-	341,524	-	-	381,524

*	Brian McFadden served as Chief Strategy Officer of Vinco until September 23, 2021; on September 23, 2021, he was appointed President of Eightco, where his title was later expanded to include Chief Executive Officer.

**	Brett Vroman served as Chief Financial Officer of Vinco until November 22, 2021; on October 13, 2021, he was appointed Chief Financial Officer of Eightco.

***	Kevin O’Donnell has served as the Chairman of the Board of Directors since October 15, 2021.

Overview

The Company expects to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company expects that it will be competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are expected to be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.

The Company’s executive compensation program is expected to consist of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance, and other information deemed relevant and timely.

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Employment Agreements

On September 27, 2022, the Company entered into new employment agreements for the Company’s Chief Executive Officer (the “McFadden Employment Agreement”) and Chief Financial Officer (the “Vroman Employment Agreement”). The employment agreements reported here replace existing employment agreements entered into with Mr. McFadden (the “March McFadden Agreement”) and Mr. Vroman (the “March Vroman Agreement”) in March 2022. What follows below is a summary of the principal terms for each of the new employment agreements, each as amended on October 18, 2022.

Brian McFadden Employment Agreement

Pursuant to the terms of the McFadden Employment Agreement, Mr. McFadden is employed as the Chief Executive Officer of the Company. Mr. McFadden’s employment under the McFadden Employment Agreement lasts until September 27, 2024, unless earlier terminated pursuant to the terms of the agreement. The McFadden Employment Agreement provides for an automatic renewal for a period of one year unless either party provides timely written notice otherwise.

Pursuant to the terms of Mr. McFadden’s employment agreement, Mr. McFadden will receive, subject to approval by the Board of the Company, an annual grant of 200,000 restricted stock units convertible into shares of the Company’s common stock, which shall be immediately vested and subject to the terms and conditions of the Company’s 2022 Long-Term Incentive Plan. This reflects an increase from the 150,000 shares provided to Mr. McFadden under the March McFadden Agreement. Mr. McFadden will be entitled to a base salary payable at the annualized rate of $325,000 per year (the “McFadden Base Salary”), which reflects an increase from the $250,000 provided to Mr. McFadden under the March McFadden Agreement. Mr. McFadden is eligible for an annual cash bonus opportunity of up to 100% of the McFadden Base Salary (the “McFadden Bonus”) based on the achievement of performance goals as determined by Company’s audit committee and the Board. The McFadden Bonus reflects a decrease on a percentage basis from the maximum 150% of base salary provided for in the March McFadden Agreement.

In addition, Mr. McFadden shall under some circumstances be entitled to receive additional shares of the Company’s common stock contingent upon the satisfaction of certain additional performance goals. Mr. McFadden shall be entitled to receive a maximum total of 1,100,000 shares upon full satisfaction of certain corporate growth achievements based upon a review of the Company’s audited financial statements and subject to the approval of the Board. This reflects an increase over the March McFadden Agreement, which provided that Mr. McFadden would be eligible to receive a maximum of 500,000 shares in connection with revenue growth. In addition, Mr. McFadden shall be eligible to receive a one-time bonus of 200,000 shares in the event that the Company achieves a positive cash flow based on a review of the Company’s audited financial statements, for any quarter, and subject to the review of the Board. The March McFadden Agreement provided for a substantially similar bonus in connection with cash flow. Mr. McFadden shall be eligible to receive a bonus of a maximum aggregate of 1,750,000 shares in the event that certain market capitalization milestones are met based on a review of the Company’s audited financial statements and subject to approval by the Board. Though specific milestone thresholds vary, the March McFadden Agreement contained a substantially similar provision with respect to a market capitalization bonus. Subsequent to receiving the maximum aggregate 1,750,000 shares provided for under the first three market capitalization milestones, Mr. McFadden will be eligible to receive additional bonuses of 150,000 shares for each doubling in market capitalization of the Company over the market capitalization recorded at the prior bonus threshold, provided such increase is sustained for a period of at least three consecutive trading days. Though specific milestone thresholds and timing requirements vary, the March McFadden Agreement contained a substantially similar provision with respect to a continuing market capitalization bonus. Mr. McFadden may also be eligible for additional compensation in the sole and complete discretion of the Board.

Mr. McFadden will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. McFadden up to $10,000 per year as a car allowance, reimburse Mr. McFadden up to $2,500 for home office expenses and reimburse Mr. McFadden for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The McFadden Employment Agreement provides Mr. McFadden with four (4) weeks of paid vacation and five (5) days of paid personal time. The McFadden Employment Agreement also provides Mr. McFadden with liability insurance coverage and shall reimburse certain financial planning expenses incurred by Mr. McFadden. All terms provided in this paragraph are substantially similar to those provided in the March McFadden Agreement.

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In the event the Company terminates Mr. McFadden’s employment without cause (as defined in the McFadden Employment Agreement), Mr. McFadden will receive (i) the Accrued Obligation (as defined in the McFadden Employment Agreement) and (ii) severance in the amount of equal to the McFadden Base Salary for twenty-four (24) months. In addition, this termination will cause the vesting of all Eightco common stock held by Mr. McFadden and entitle Mr. McFadden to reimbursement of premiums associated with the continuation of health insurance benefits provided under the McFadden Employment Agreement during the remaining Term of Employment (as defined in the McFadden Employment Agreement).

A complete copy of the McFadden Employment Agreement is included as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 5, 2022.

Brett Vroman Employment Agreement

Pursuant to the terms of the Vroman Employment Agreement, Mr. Vroman is employed as the Chief Financial Officer of the Company. Mr. Vroman’s employment under the Vroman Employment Agreement lasts until September 27, 2024, unless earlier terminated pursuant to the terms of the agreement.

Pursuant to the terms of Mr. Vroman’s employment agreement, Mr. Vroman will receive, subject to approval by the Board, an annual grant of 180,000 restricted stock units convertible into shares of the Company’s common stock, which shall be immediately vested and subject to the terms and conditions of the Company’s 2022 Long-Term Incentive Plan. This reflects an increase from the 135,000 shares provided to Mr. Vroman under the March Vroman Agreement. Mr. Vroman will be entitled to a base salary payable at the annualized rate of $292,000 per year (the “Vroman Base Salary”), which reflects an increase from the $250,000 provided to Mr. Vroman under the March Vroman Agreement. Mr. Vroman is eligible for an annual cash bonus opportunity up to 100% of the Vroman Base Salary (the “Vroman Bonus”) based on the achievement of performance goals as determined by the Company’s audit committee and the Board. The Vroman Bonus reflects a decrease on a percentage basis from the maximum 150% of base salary provided for in the March Vroman Agreement.

In addition, Mr. Vroman shall under some circumstances be entitled to receive additional shares of the Company’s common stock contingent upon the satisfaction of certain additional performance goals. Mr. Vroman shall be entitled to receive a maximum total of 990,000 shares upon full satisfaction of certain corporate growth achievements based upon a review of the Company’s audited financial statements and subject to the approval of the Board. This reflects an increase over the March Vroman Agreement, which provided that Mr. Vroman would be eligible to receive a maximum of 450,000 shares in connection with revenue growth. Mr. Vroman shall be eligible to receive a one-time bonus of 180,000 shares in the event that the Company achieves a positive cash flow based on a review of the Company’s audited financial statements and subject to the review of the Board. The March Vroman Agreement provided for a substantially similar bonus in connection with cash flow. Mr. Vroman shall be eligible to receive a bonus of a maximum aggregate of 1,600,000 shares in the event that certain market capitalization milestones are met based on a review of the Company’s audited financial statements and subject to approval by the Board. This reflects an increase above the maximum aggregate of 1,575,000 shares provided for in connection with meeting market capitalization milestones under the March Vroman Agreement. Subsequent to receiving the maximum aggregate 1,600,000 shares provided for under the first three market capitalization milestones, Mr. Vroman will be eligible to receive additional bonuses of 135,000 shares for each doubling in market capitalization of the Company over the market capitalization recorded at the prior bonus threshold, provided such increase is sustained for a period of at least three consecutive trading days. Though specific milestone thresholds and timing requirements vary, the March Vroman Agreement contained a substantially similar provision with respect to a continuing market capitalization bonus. Mr. Vroman may also be eligible for additional compensation in the sole and complete discretion of the Board.

Mr. Vroman will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. Vroman up to $10,000 per year as a car allowance, reimburse Mr. Vroman up to $2,500 for home office expenses and reimburse Mr. Vroman for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The Vroman Employment Agreement provides Mr. Vroman with four (4) weeks of paid vacation and five (5) days of paid personal time. The Vroman Employment Agreement also provides Mr. Vroman with liability insurance coverage and shall reimburse certain financial planning expenses incurred by Mr. Vroman. All terms provided in this paragraph are substantially similar to those provided in the March Vroman Agreement.

In the event the Company terminates Mr. Vroman’s employment without cause (as defined in the Vroman Employment Agreement), Mr. Vroman will receive (i) the Accrued Obligation (as defined in the Vroman Employment Agreement) and (ii) severance in the amount of equal to the Vroman Base Salary for twenty-four (24) months. In addition, this termination will cause the vesting of all Eightco common stock held by Mr. Vroman and entitle Mr. Vroman to reimbursement of premiums associated with the continuation of health insurance benefits provided under the Vroman Employment Agreement during the remaining Term of Employment (as defined in the Vroman Employment Agreement).

A complete copy of the McFadden Employment Agreement is included as Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 5, 2022.

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Outstanding Equity Awards at 2022 Fiscal Year End

None.

Retirement Plans

The Company expects to maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan will be made available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan will be able to elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Clawback

We have adopted a clawback policy effective as of November 6, 2023  that complies with the Nasdaq’s new clawback rules promulgated under the SEC’s Rule 10D-1. Under this policy, the Compensation Committee must seek payment of incentive-based compensation, such as cash payments under our annual incentive plan or long-term equity-based incentive awards, that was paid to our executive officers based on financial statements that were subsequently restated. The policy provides that if the Compensation Committee determines that there has been a material restatement of publicly issued financial results from those previously issued to the public, the Compensation Committee will review all incentive-based compensation made to executive officers during the three-year period prior to the restatement. If such payments would have been lower had they been calculated based on such restated results, our Compensation Committee will recoup the payments in excess of the amount that would have been received had it been determined based on the restated amounts.

Additionally, the Sarbanes-Oxley Act of 2002 subjects incentive-based compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of their misconduct, with any financial reporting requirement under securities laws.

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DIRECTOR COMPENSATION

The Company’s board of directors’ compensation program is expected to be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

The director annual compensation program is expected to provide the following compensation for independent, non-employee directors following the Business Combination:

●	A quarterly retainer (the “Quarterly Retainer”) of $25,000, and 25,000 shares of the Company common stock, a supplemental 5,000 shares of the Company common stock as an annual retainer for each of the Audit Committee Chair, the Compensation Committee Chair, and the Nominating and Governance Committee Chair; and

●	Additional compensation for ad hoc services on a case-by-case basis.

Summary Director Compensation Table

The following table presents summary information regarding the total director compensation incurred by Vinco for the years ended December 31, 2022 and 2021, for the named executive officers of the Company.

		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Name	Year	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Brian McFadden (1)	2022	$-	$-	-	-	-	-	$-
	2021	-	-	-	-	-	-	-

Kevin O’Donnell (2)	2022	$-	$-	-	-	-	-	$-
	2021	40,000	60,450	-	-	-	-	100,450

Frank Jennings (3)	2022	$45,000	$30,600	-	-	-	-	$75,600
	2021	40,000	60,450	-	-	-	-	100,450

Louis Foreman (4)	2022	$45,000	$30,600	-	-	-	-	$75,600
	2021	40,000	60,450	-	-	-	-	100,450

Mary Ann Halford (5)	2022	45,000	30,600	-	-	-	-	75,600
	2021	30,000	60,450	-	-	-	-	90,450

(1)	Mr. McFadden was appointed a director on October 15, 2021.
(2)	Mr. O’Donnell serves as the Company’s Executive Chairman and was appointed a director on October 15, 2021.
(3)	Mr. Jennings served as a director of Vinco until October 14, 2021. Mr. Jennings was appointed a director of Eightco on October 15, 2021.
(4)	Mr. Foreman served as a director of Vinco until October 14, 2021. Mr. Foreman was appointed a director of Eightco on October 15, 2021.
(5)	Ms. Halford served as a director of Vinco until October 14, 2021. Ms. Halford was appointed a director of Eightco on October 15, 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock, as of the Record Date by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of common stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock owned by such stockholders. Unless otherwise noted, the address of each beneficial owner is c/o Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865.

The beneficial ownership of our common stock is based on 4,220,714 shares  of common stock issued and outstanding as of the Record Date.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Hudson Bay Master Fund, Ltd.(2)	229,955	5.17%
BHP Capital NY, Inc.(3)	229,955	5.17%
Paul Vassilakos(4)	229,955	5.17%
Palladium Holdings, LLC(5)	174,270	3.97%
Named Executive Officers and Directors
Brian McFadden(6)	5,634	*
Brett Vroman(7)	6,440	*
Kevin O’Donnell(8)	5,007	*
Frank Jennings(9)	1,715	*
Louis Foreman(10)	2,366	*
Mary Ann Halford(11)	1,565	*
Total Executive Officers and Directors as a group of six persons	22,727	* %

(1)	Based on 4,220,714 shares of common stock issued and outstanding as of the Record Date. All shares reported are shares of the Company’s common stock.

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(2)	Includes: 229,955 shares of common stock issuable upon conversion of the January 2022 Note and excludes 90,302 shares of common stock issuable upon conversion of the January 2022 Note, 1,900,000 shares of common stock issuable upon exercise of the January 2022 Warrant, 2,763,545 shares of common stock issuable upon conversion of the March 2023 Note and 889,512 shares of common stock issuable upon exercise of the March 2023 Warrant. Pursuant to the terms of the January 2022 Note, January 2022 Warrant, March 2023 Note and March 2023 Warrant, Hudson Bay may not convert the January 2022 Note, exercise the January 2022 Warrant, convert the March 2023 Note or exercise the March 2023 Warrant to the extent (but only to the extent) Hudson Bay or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect these limitations as of the Record Date. Hudson Bay Capital Management LP is the investment manager of Hudson Bay Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and Sander Gerber has sole voting and investment power over these securities. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Place, Greenwich, CT 06830. All shares reported are shares of the Company’s common stock.

(3)	Includes 229,955 shares of common stock issuable upon the exercise of the BHP Warrants and excludes 498,045 shares of common stock issuable upon the exercise of the BHP Warrants. Pursuant to the terms of the BHP Warrants, BHP may not exercise the BHP Warrants to the extent (but only to the extent) BHP or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect these limitations as of the Record Date. Bryan Pantofel is the President of BHP and has sole voting and investment power over these securities. BHP’s address is 45 SW 9th Street, Suite 1603, Miami, Florida 33130. All shares reported are shares of the Company’s common stock.

(4)	Includes 101,921 shares of common stock issuable upon conversion of the Note issued in connection with the acquisition of Forever 8, 51,887 shares of common stock issuable upon conversion of the Preferred Units issued in connection with the acquisition of Forever 8 and 76,147 shares of common stock issuable upon the achievement of certain earnout considerations as per the terms of the MIPA and excludes 1,683 shares of common stock issuable upon the achievement of certain earnout considerations as per the terms of the MIPA. Paul Vassilakos is President of the Forever 8 Fund, LLC and has sole voting and investment power over these securities. Mr. Vassilakos’ address is 234 5th Ave, New York, NY 10001. All shares reported are shares of the Company’s common stock.

(5)	Joel Padowitz is the Managing Member of Palladium Holdings, LLC and has sole voting and investment power over these securities. Includes 174,270 shares of common stock issuable upon the exercise of the HB SPA Palladium and BHP SPA Palladium Warrants. Pursuant to the terms of the HB SPA Palladium Warrants and BHP Palladium SPA Warrant to the extent (but only to the extent) Palladium or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect these limitations as of the Record Date. Palladium transferred the warrants to Palladium Holdings, LLC on June 6, 2022. Palladium Holdings, LLC’s address is 152 West 57th Street, Floor 22, New York, NY 10019. All shares reported are shares of the Company’s common stock.

(6)	Mr. McFadden’s address is 909 New Brunswick Avenue, Phillipsburg, NJ 08865. All shares reported are shares of the Company’s common stock.

(7)	Mr. Vroman’s address is 909 New Brunswick Avenue, Phillipsburg, NJ 08865. All shares reported are shares of the Company’s common stock.

(8)	Mr. O’Donnell’s address is 909 New Brunswick Avenue, Phillipsburg, NJ 08865. All shares reported are shares of the Company’s common stock.

(9)	Mr. Jennings’ address is 909 New Brunswick Avenue, Phillipsburg, NJ 08865. All shares reported are shares of the Company’s common stock.

(10)	Mr. Foreman’s address is 909 New Brunswick Avenue, Phillipsburg, NJ 08865. All shares reported are shares of the Company’s common stock.

(11)	Ms. Halford’s address is 909 New Brunswick Avenue, Phillipsburg, NJ 08865. All shares reported are shares of the Company’s common stock.

*	Less than 1%.

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PROPOSAL 1: ELECTION OF CLASS I DIRECTOR

Introduction

Our Board has nominated Brian McFadden to serve as a Class I member of our Board, with such term to expire at the 2026 annual meeting of stockholders or until the appointment, election and qualification of his successor.

Brian McFadden. Mr. McFadden has served as a member of the Board since October 13, 2021. Mr. McFadden also serves as President and Chief Executive Officer of the Company. Mr. McFadden previously served as the Chief Strategy Officer for Vinco. A serial entrepreneur himself, Mr. McFadden is charged with identifying and targeting company acquisitions to ensure long-term growth and scale. Mr. McFadden served as a Managing Member of MAC Capital Holdings, a marketing and consulting firm, from 2019 to 2020, and as President and Chief Executive Officer of Stealth Technologies Inc, a direct response distribution company, from 2012 to 2019. Mr. McFadden brings with him a wealth of knowledge in the media acquisitions, and consumer products markets. Mr. McFadden recently was involved in the acquisition and merger of a large social platform in the short form content space. A Hamilton College graduate, Mr. McFadden supports entrepreneurs in their early-stage growth efforts.

The Board believes that Mr. McFadden is qualified to serve as a member of the Board due to his extensive executive management and technology industry leadership experience.

Penalties or Sanctions

Mr. McFadden has not been subject to:

(a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

The foregoing, not being within the knowledge of the Company, has been furnished by the director nominee.

Vote Required

Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. As a result, an abstention or a broker non-vote on Proposal 1 will not have any effect on the election of the Class I director nominee.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF Brian McFadden TO SERVE AS A CLASS I MEMBER OF THE BOARD FOR A TERM TO EXPIRE AT THE 2026 ANNUAL MEETING OF STOCKHODERS OR UNTIL the appointment, election, and qualification of hIS successor. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

Introduction

The Audit Committee has selected the independent registered public accounting firm Morison Cogen LLP to serve as our auditors for the year ending December 31, 2023. It is expected that a representative of Morison Cogen LLP will not be present at the Annual Meeting.

In deciding to appoint Morison Cogen LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Morison Cogen LLP and concluded that Morison Cogen LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2023.

Vote Required

The selection of our independent registered public accounting firm for the year ending December 31, 2023 will be ratified upon the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as an “AGAINST” vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of the selection of Morison Cogen LLP as our auditors for the year ending December 31, 2023, by our stockholders is not required under the DGCL, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MORISON COGEN LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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Report of the Audit Committee

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

●	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2022 with management and Morison Cogen LLP;

●	discussed with Morison Cogen LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received the written disclosures and the letter from Morison Cogen LLP required by the applicable requirements of the PCAOB; and

●	discussed the independence of Morison Cogen LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements and related notes thereto be included in our 2022 Annual Report for filing with the SEC. The Audit Committee also appointed Morison Cogen LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.

Submitted by the Audit Committee of our Board:

Frank Jennings

Louis Foreman

Mary Ann Halford

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PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Introduction

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the SEC, are mandating that public companies initiate procedures to ensure that stockholders have input on compensation programs for named executive officers. Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. The Dodd-Frank Act enables our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act (which was put in place by the Dodd-Frank Act) and gives our stockholders the opportunity to express their views on the Company’s executive compensation. As this vote is an advisory vote, this proposal is not binding upon the Company, our Board or the Compensation Committee; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will review the voting results. To the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address these concerns.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative discussion in this Proxy Statement, is hereby APPROVED.”

As required by the Dodd-Frank Act, this vote does not overrule any decisions by our Board, will not create or imply any change to or any additional fiduciary duties of the Board.

We currently expect to hold future advisory votes on executive compensation every three years, and the next “say-on-pay” vote is expected to occur at the 2026 annual meeting of stockholders.

Required Vote

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers. This is a non-binding advisory vote. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Abstentions will have the same effect as an “AGAINST” vote on this proposal

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADIVSORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 4: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) requires that we provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote to approve the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 in this Proxy Statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive compensation every one year, two years, or three years, or they may withhold from such advisory vote.

Our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate option for our Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In formulating its recommendation, our Board considered that an advisory vote on executive compensation every three years will allow our stockholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in the Proxy Statement. A period of three years will provide the Board and the Compensation Committee with the time to thoughtfully consider and thoroughly respond to stockholders’ sentiments and to implement any necessary changes in light of the timing required therefor. We understand that our stockholders may have different views as to what is the best approach for our Company, and we look forward to hearing from our stockholders on this proposal.

Please mark on the proxy card your preference as to the frequency of holding future advisory votes on executive compensation every “one year”, “two years”, or “three years”, or you may mark the “WITHHOLD” box on the proxy card.

Vote Required

The alternative among one year, two years, or three years that receives the highest number of votes from the stockholders present in person virtually or by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders.

While our Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our Named Executive Officer compensation should be held every one year, two years, or three years.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “THREE YEARS”. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “THREE YEARS” FOR THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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ACCOUNTING FEES

The following is a summary of the fees billed to the Company by Morison Cogen LLP for professional accounting services rendered for the fiscal years ended December 31, 2022 and 2021.

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$155,087	$510,991
Audit-Related Fees	46,750	45,063
Tax Fees (2)	7,500	—
Other Fees (3)	-	69,249
Total	$209,337	$625,303

(1) Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10–Q. Other fees consist of comfort letter service fees.

(2) Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns.

(3) Other fees consist of fees billed for professional services related to non-recurring fees for the initial public offering and the acquisitions completed during the year.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Company’s Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “Related Party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of or nominee for the Board;

●	any person (including any entity or group) who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer, or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than five percent (5%) of our voting stock;

●	any of the foregoing persons that qualify as such at any time during the fiscal year in which a transaction that would otherwise be subject to this the policy occurs, even if such person has ceased to have such status during such fiscal year; and

●	any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we will have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee will have the responsibility to review related party transactions.

The Separation from Vinco

In connection with the separation from Vinco (the “Separation”), we entered into a Separation and Distribution Agreement and other agreements with Vinco to effect the Separation and provide a framework for our relationship with Vinco after the Separation. These agreements provide for the allocation between us and our subsidiaries, on the one hand, and Vinco and its subsidiaries on the other hand, of the assets, liabilities, legal entities, and obligations associated with Vinco, Ferguson Containers, Inc., as well as other subsidiaries of Vinco, on the one hand, and Vinco’s other current businesses, on the other hand, and governs the relationship between our company and our subsidiaries, on the one hand, and Vinco and its subsidiaries, on the other hand, subsequent to the Separation (including with respect to transition services, employee matters, intellectual property matters, tax matters, and certain other commercial relationships).

Other Related Party Transactions

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify and advance litigation expenses incurred by such individuals by reason of (i) their status as directors and/or officers of the Company, (ii) acts or omissions made in good faith, (iii) their service in any capacity with respect to an employee benefit plan of our company or one or more of our majority owned subsidiaries, or (iv) their service as directors, officers, managers, general partners, trustees, employees, or agents of another entity (including a majority owned subsidiary of our company) at our request while directors and/or officers of our company to the fullest extent permitted by applicable law.

Pursuant to the indemnification agreements, the Company will advance all reasonable expenses to be incurred by the indemnitee related to a proceeding for which the indemnitee is entitled to indemnification. The indemnitee shall repay to the Company any expenses advance to the indemnitee if it is ultimately be determined that indemnitee is not entitled to be indemnified against such expenses.

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STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of stockholders must be received by us on or before July 9, 2024 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865, Attention: Secretary.

Stockholder proposals to be presented at our Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of stockholders, must be presented and received in accordance with the provisions of our Bylaws. Our Bylaws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 45 days (or September 22, 2024) nor more than 75 days (or August 23, 2024) before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or if the date of the annual meeting is more than 30 days before or more than 60 days after the previous year’s annual meeting, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us.

The stockholder must update and supplement its notice to us of his or her intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 days following the record date. Any such update and supplement should be mailed to: Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Broadridge to host the virtual meeting and to manage the production and distribution of this Proxy Statement. We expect to pay Broadridge approximately $104,000 for their services.

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HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. This rule applies to our notices, annual reports, proxy statements and information statements.

As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865.

OTHER MATTERS

At the date of this Proxy Statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in our interest and the stockholders.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

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EIGHTCO HOLDINGS INC.
200 9TH AVENUE NORTH, SUITE 220
SAFETY HARBOR, FL 34695

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCTO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 27, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24954-P99898 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EIGHTCO HOLDINGS INC.

The Board of Directors recommends you vote "FOR" the following nominee:

1. To elect a Class I member to serve on our Board of Directors until the 2026 annual meeting of stockholders or until the appointment, election, and qualification of his successor

Nominee:	For	Withhold
1a. Brian McFadden	☐	☐

The Board of Directors recommends you vote "FOR" the following proposals:

The Board of Directors recommends you vote "3 Years" on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V24955-P99898

Eightco Holdings Inc.
Annual Meeting of Stockholders
December 28, 2023 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian McFadden and Brett Vroman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, par value $0.001 per share, of Eightco Holdings Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EST on December 28, 2023, virtually at www.virtualshareholdermeeting.com/OCTO2023, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such shares and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side